SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 21, 2010
HARBINGER GROUP INC.

(Exact Name of Registrant as Specified in Its Charger)
Delaware

(State or Other Jurisdiction of Incorporation)

1-4219	74-1339132

(Commission File Number)	(IRS Employer Identification No.)

450 Park Avenue, 27th Floor, New York, New York	10022

(Address of Principal Executive Offices)	(Zip Code)
(212) 906-8555

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.
     On October 8, 2010, Harbinger Group Inc. (“HGI”, “we” or “us”) filed a Current Report on Form 8-K disclosing that we received an offer from Harbinger Capital Partners Master Fund I, Ltd. (the “Master Fund”), an affiliate of Harbinger Capital Partners LLC, (i) to assign to us the Master Fund’s rights to acquire Old Mutual U.S. Life Holdings, Inc. and (ii) to transfer to us the Master Fund’s interest in Front Street Re, Ltd. (together, the “Insurance Acquisition”). After further discussing financing alternatives and the Insurance Acquisition as currently proposed, we and the Master Fund determined not to proceed with the Insurance Acquisition by HGI. The parties may reconsider the Insurance Acquisition by HGI on different terms in the future, but there is no proposal at this time and there can be no assurance that there will be an alternate proposal in the future.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HARBINGER GROUP INC.
Date: October 21, 2010	By:	/s/ Francis T. McCarron
		Name:	Francis T. McCarron
		Title:	Executive Vice President and Chief Financial Officer